Exhibit 5.1

HARNEYS

British Virgin Islands lawyers

Harney Westwood & Riegels
Craigmuir Chambers
PO Box 71, Road Town
Tortola, British Virgin Islands
Tel: +1 284 494 2233
Fax: +1 284 494 3547
www.harneys.com

19 January 2007	Your Ref

Our Ref 036987.0004.JSS

Doc ID 1186141_2

Jinpan International Limited
c/o Hainan Jinpan Electric Company, Ltd.
Section D-2
No. 100 Nanhai Avenue
Jinpan Development Area
Haikou Hainan PRC

Dear Sirs

Jinpan International Limited, Company No. 225569 (the “Company”)

1.	We are lawyers qualified to practise in the British Virgin Islands and have been asked to advise in connection with the filing of a Registration Statement on Form F-3 (the “Registration Statement”) with the Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended (the “U.S. Act”), relating to the resale from time to time of an aggregate of 1,350,371 shares of common shares, par value $0.09 per share (the “Shares”), by the selling stockholders named in the prospectus included in the Registration Statement.

2.	For the purpose of this opinion, we have examined the following documents and records:

(a)	copies of the executed Registration Statement;

(b)	a copy of the Memorandum and Articles of Association and Certificate of Incorporation of the Company obtained from the British Virgin Islands Registry of Corporate Affairs on 18 January 2007;

(c)	a copy of the minutes of the board of directors of the Company containing written resolutions of the directors of the Company dated 19 December 2006 approving the Company’s entry into, and authorising the execution and delivery by the Company of the Registration Statement (the “Board Resolutions”); and

(d)	information revealed by our searches of:

(i)	the records and information certified by Offshore Incorporations Limited, the registered agent of the Company, on 17 January 2007 of the statutory documents and records maintained by the Company at its registered office;

A list of partners is available for inspection at our offices.
British Virgin Islands Anguilla London Hong Kong

(ii)	the public records of the Company on file and available for inspection at the Registry of Corporate Affairs, Road Town, Tortola, British Virgin Islands on 18 January 2007; and

(iii)	the records of proceedings on file with, and available for inspection on 18 January 2007 at the High Court of Justice, British Virgin Islands, (the “Searches”).

The above are the only documents or records we have examined and the only enquiries we have carried out. In particular we have made no enquiries as to matters of fact other than the Searches.

3.	For the purposes of this opinion we have assumed without further enquiry:

(a)	the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies and the authenticity of such originals;

(b)	the genuineness of all signatures and seals;

(c)	the accuracy and completeness of all corporate minutes, resolutions, certificates and records which we have seen;

(d)	that the information indicated by the Searches is and remains true and correct;

(e)	the accuracy of any and all representations of fact expressed in or implied by the documents we have examined;

(f)	that the Registration Statement constitutes (or will constitute when executed and delivered) valid, legally binding and enforceable obligations of the Company under the federal laws of the United States of America by which law we have assumed it to be governed;

(g)	that no matters arising under any foreign law will affect the views expressed in this opinion;

(h)	that no director of the Company has a financial interest in or other relationship to a party to the transaction contemplated by the Registration Statement except as expressly disclosed in the Board Resolutions; and

(i)	that the Board Resolutions remain in full force and effect.

4.	Based on the foregoing, and subject to the qualifications expressed below, our opinion is that the Shares are legally issued, fully paid and non-assessable.

5.	This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the British Virgin Islands as they are in force and applied by the British Virgin Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. We express no opinion as to matters of fact. Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in the Registration Statement. We express no opinion with respect to the commercial terms of the transactions the subject of this opinion.

6.	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the U.S. Act, the rules and regulations of the Commission promulgated pursuant to Section 7 of the U.S. Act or Item 509 of Regulation S-K promulgated under the U.S. Act.

Yours faithfully

HARNEY WESTWOOD & RIEGELS

/s/ HARNEY WESTWOOD & RIEGELS

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